EXHIBIT 10.1

AMENDMENT TO SENIOR EXECUTIVE STOCK OPTION AGREEMENT AND

SENIOR EXECUTIVE PERFORMANCE SHARE AGREEMENT

This Amendment to Senior Executive Stock Option Agreement and Senior Executive Performance Share Agreement (“Agreement”) is made effective as of November 2, 2015, by and between Total System Services, Inc. (“TSYS”) and Senior Executive.

Each Senior Executive Stock Option Agreement entered into between TSYS and Senior Executive in 2012, 2013, 2014 and 2015, as applicable, is amended to delete Section 14 thereof in its entirety.

Each Senior Executive Performance Share Agreement entered into between TSYS and Senior Executive in 2012, 2013 and 2014, as applicable, is amended to delete Section 14 thereof in its entirety and each Senior Executive Performance Share Agreement entered into between TSYS and Senior Executive in 2015 is amended to delete Section 15 thereof in its entirety.

Except as described above, the terms of the Senior Executive Stock Option Agreement and Senior Executive Performance Share Agreement entered into between TSYS and Senior Executive in 2012, 2013, 2014 and 2015, as applicable, will remain in full force and effect.

In witness whereof, the parties have executed this Agreement effective as of the date set forth above.

Total System Services, Inc.

By:

Title:

Senior Executive